Exhibit 10.2

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED FOR SALE, SOLD, PLEDGED ASSIGNED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE (I) 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT THE HOLDER HAS FURNISHED TO THE COMPANY REASONABLE ASSURANCES, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES PROVIDED THAT THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), JOHN FOWLE, A REPRESENTATIVE OF THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). JOHN FOWLE MAY BE REACHED AT TELEPHONE NUMBER (720) 710-3146.

Akerna Corp.

Senior Secured Convertible Note

Issuance Date: June __, 2020	Original Principal Amount: U.S. $___________

FOR VALUE RECEIVED, Akerna Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of [BUYER] or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and, upon the occurrence and continuance of an Event of Default, to pay interest (“Interest”) on any outstanding Principal at the applicable Default Rate (as defined below) at any such time as such Interest shall be due and payable hereunder, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, together with all amendments hereto and thereto this “Note”) is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, dated as of June 7, 2020 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (collectively, the “Notes”, and such other Senior Secured Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 31.

1. PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8, and such portion of the Principal hereunder included in such Installment Amount shall be satisfied upon the payment or conversion of such Installment Amount (with any partial satisfaction (whether in cash or Common Stock hereunder, as applicable) of such Installment Amount being applied last to any Principal included in such Installment Amount). On the Maturity Date, the Company shall pay to the Holder an amount in cash (excluding any amounts paid in shares of Common Stock on the Maturity Date in accordance with Section 8) representing 110% of all outstanding Principal and 100% of all accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 24(c)) on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges (as defined in Section 24(c)) on Principal and Interest, if any.

2. INTEREST; DEFAULT RATE. No Interest shall accrue hereunder unless and until an Event of Default (as defined below) has occurred. From and after the occurrence and during the continuance of any Event of Default, Interest shall accrue hereunder at fifteen percent (15.0%) per annum (the “Default Rate”), shall be computed on the basis of a 360-day year and twelve 30-day months (and for a partial month based on the actual number of days elapsed), and shall be payable in arrears on each Interest Date (as defined below) in cash (or, if such Interest Date is an Installment Date, in accordance with Section 8) and, if unpaid on an Interest Date, shall compound hereunder. In addition and without duplication, accrued and unpaid Interest, if any, shall also be payable by way of inclusion of such Interest in the Conversion Amount (as defined below) on each Conversion Date (as defined below) in accordance with Section 3(b)(i), upon any redemption in accordance with Section 11 or any required redemption upon any Bankruptcy Event of Default (as defined in Section 4(a) below). In the event that such Event of Default is subsequently cured or waived (and no other Event of Default then exists (including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date)), Interest shall cease to accrue hereunder as of the date of such cure or waiver; provided that the Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.

3. CONVERSION OF NOTES. At any time after the issuance date specified on the face of this Note (the “Issuance Date”), this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (x) portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest, if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $11.50, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. For the avoidance of doubt, (I) a Conversion Notice shall only be validly delivered hereunder in connection with an election therein by the Holder to receive such underlying shares of Common Stock electronically through DTC (as defined below) if both (x) the 144 Rep Condition (as defined below) is satisfied (or the Holder delivers an updated Rule 144 Rep Letter to the Company and (y) such Conversion Notice contains a DWAC Control Number valid on such date of issuance and (II) unless the Holder notifies the Company in writing, the Company is permitted to presume that the Standby 144 Representation Letter (or any successor Rule 144 Rep Letter) shall remain in effect and is valid for such conversion by the Holder hereunder. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144, provided that the Standby 144 Representation Letter (as defined in the Securities Purchase Agreement) remains valid and effective at such time (or the Holder delivers a valid and effective Rule 144 Rep Letter (attached as Exhibit D to the Securities Purchase Agreement) on or prior to such time of determination)(collectively, the “144 Rep Condition”), or an effective and available registration statement, in the form attached hereto as Exhibit II, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and the 144 Rep Condition is satisfied, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST or the 144 Rep Condition is not satisfied, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion (delivery being deemed to occur upon delivery of the certificate to such reputable overnight courier). If this Note is physically surrendered for conversion pursuant to this Section 3(c)(i) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable pursuant to the applicable Conversion Notice shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder for each Trading Day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, payable in arrears for the aggregate amount due for the prior week on the first Trading Day of the subsequent week and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock to which such Buy-In relates multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the applicable Conversion Date and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof that is assigned, transferred or sold in compliance with the terms and conditions set forth herein, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note that is assigned, transferred or sold in compliance with the terms and conditions set forth herein within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23. Notwithstanding anything herein to the contrary, the Holder shall not have the power to vote or to transfer any Common Shares subject to bona fide dispute.

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii) Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes or otherwise pursuant to the terms of this Note without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion of any Notes or otherwise pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder’s Notes, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Notes shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such holder of Notes. At any time after the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 3(d)(ii)(the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such portion of this Note convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 3(d)(ii) and (ii) to the extent of any Buy-In related thereto, any Buy-In Payment Amount, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith (collectively, the “Exchange Cap Share Cancellation Amount”).

(iii) For the avoidance of doubt, the failure by the Company to deliver Common Shares to the Holder in compliance with this Section 3(d) shall not be an Event of Default hereunder, but the failure to timely pay any Exchange Cap Share Cancellation Amount when due hereunder shall be an Event of Default hereunder.

(e) Right of Alternate Conversion Upon an Event of Default.

(i) General. At any time during an Event of Default Redemption Right Period, the Holder may, by delivery of written notice to the Company, elect to cause all, or any part, of the Conversion Amount of this Note to be eligible to be converted, at any time thereafter, in an Alternate Conversion (as defined below) pursuant to this Section 3(e) (such portion of the Conversion Amount subject to such election, each, an “Available Alternate Conversion Amount”, and such date of election, each an “Alternate Conversion Availability Election Date). Subject to Section 3(d), from and after any such Alternate Conversion Availability Election Date (regardless of whether such Event of Default has been cured or the Company has delivered an Event of Default Notice to the Holder or if the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Conversion”, and the date of delivery of a Conversion Notice to the Company in accordance with Section 3(c) with respect to such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the aggregate Available Alternate Conversion Amount then remaining (such portion of the Available Alternate Conversion Amount subject to such Alternate Conversion, the “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price.

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date, with respect to such portion of the Alternate Conversion Amount that is being settled in shares of Common Stock hereunder, the Company shall also deliver to the Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e). Notwithstanding the foregoing, if the Event of Default Notice (as defined below) with respect to such applicable Event of Default Redemption Right Period, pursuant to which the Alternate Conversion Amount was elected, irrevocably specifies that all, or any part, of any Alternate Conversion Amount is to be satisfied in cash and is delivered both (x) either (A) concurrently with the Event of Default Notice or (B) if the Holder becomes aware of an Event of Default prior to delivery of an Event of Default Notice within two (2) Trading Days of the Holder notifying the Company of the Event of Default and (y) at least one Trading Day prior to such Alternate Conversion Date, then, in lieu of the shares of Common Stock to be issued pursuant to this Section 3(e), with respect to the Alternate Cash Percentage (as defined below) of such applicable Alternate Conversion Amount (each, an “Alternate Redemption Amount”), the Company shall pay to the Holder within two (2) Trading Days of such Alternate Conversion Date a cash amount equal to the aggregate Event of Default Redemption Price with respect to such Alternate Redemption Amount and the applicable Alternate Conversion Amount for such Alternate Conversion shall be reduced by the Alternate Redemption Amount for such Alternate Conversion Amount, if any; provided, that if all Events of Default that caused such Event of Default Redemption Right Period with respect to which an Alternate Conversion Amount was elected to occur are waived by the Required Holders hereunder prior to an applicable Alternate Conversion Date (and no other Events of Default then exist), no cash amount shall be payable with respect to such Alternate Conversion (but any such waiver shall not apply to the delivery of any shares of Common Stock in any Alternate Conversion hereunder prior to the effective time of such waiver).

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vii), (viii) and (ix) shall constitute a “Bankruptcy Event of Default”:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii) except to the extent the Company is in compliance with Section 10(b) below, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 10(a) below) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note at the Floor Price as of such time of determination (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least three (3) Trading Days;

(v) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least three (3) Trading Days;

(vi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $50,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes in which case only if such default, redemption or acceleration, as applicable, remains uncured for a period of at least three (3) Trading Days and other than Accelerations and accelerations of Installment Amounts pursuant to Section 8(d) of any Other Notes;

(vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed or stayed within forty-five (45) days of their initiation;

(viii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the commencement by the Company or any Subsidiary of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Subsidiary to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law which is not dismissed or stayed within forty-five (45) days of its initiation;

(ix) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and in each of the foregoing clauses (i), (ii) and (iii) any such decree, order, judgment or other similar document remains unstayed and in effect for a period of forty-five (45) consecutive days;

(x) a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $50,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xi) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, as extended by any applicable grace period, any payment with respect to any Indebtedness in excess of $50,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $50,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate, in which case only if such failure remains uncured for a period of at least three (3) Trading Days;;

(xii) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive Trading Days;

(xiii) knowingly making a false or inaccurate certification by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xiv) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of clauses (a)-(h), (m), (n), (q) or (r) Section 13 of this Note;

(xv) The occurrence of (x) at any time after the six month anniversary of the Issuance Date, any Current Public Information Failure that remains outstanding for a period of twenty (20) Trading Days or (y) any restatement of any financial statements of the Company filed with the SEC;

(xvi) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xvii) any provision of any Transaction Document (including, without limitation, the Security Documents and the Guaranties) shall at any time for any reason (other than pursuant to the express terms thereof or due to any failure or omission of the Collateral Agent) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto (other than any Holder or the Collateral Agent), or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranties);

(xviii) any Security Document shall for any reason (other than pursuant to the express terms thereof or due to any failure or omission of the Collateral Agent) fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Securities Purchase Agreement) on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) or any material provision of any Security Document shall at any time for any reason (other than pursuant to the express terms thereof or due to any failure or omission of the Collateral Agent) cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto (other than any Holder or the Collateral Agent), or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xix) any material damage to, or loss, theft or destruction of, any Collateral, that is material to the business of the Company or any Subsidiary and is not reimbursed by insurance (or, if then subject to reimbursement, solely to the extent the Company has timely submitted a claim to its insurance company with respect thereto, such insurance company has not challenged the validity or amount of such claim in any material respect and the Company has no reasonable basis to believe that such insurance company will not accept and pay such claim in all material respects) or otherwise, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, other than cessation ordered by a Governmental Authority generally applicable to similarly situated businesses, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

(xx) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Notice of an Event of Default; Redemption Right. Upon becoming aware of the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder in accordance with the terms hereof; provided, that if no Bankruptcy Event of Default or Event of Default pursuant to Section 4(a)(iv) exists, and the Company desires to satisfy all, or any part, of any Alternate Conversion with respect to the related Event of Default Redemption Right Period (as defined below) in cash pursuant to Section 3(e), such Event of Default Notice shall specify the percentage of any applicable Alternate Conversion Amount that shall be satisfied in cash in accordance therewith (each, an “Alternate Cash Percentage”); provided, that the Company shall not elect an Alternate Cash Percentage hereunder that is different from any Alternate Cash Percentage (as defined in the Other Notes) elected by the Company with respect to any Other Note. At any time after the earlier of the Holder’s receipt of an Event of Default Notice or the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date (or such earlier date as elected by the Required Holders), the Holder may, but only with the prior written consent of the Required Holders (it being understood that such consent may not be granted disproportionally to the Holder and any other holder of Other Notes and such consent shall not be required if the Equal Treatment Condition has been breached (and not subsequently cured) as of such time of determination), require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4(b), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and reasonably satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No sooner than twenty-one (21) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice of such Change of Control (or anticipated Change of Control, as applicable) and the Holder’s rights hereunder with respect thereto via electronic mail and overnight courier to the Holder (a “Change of Control Notice”, and such date thereof, each, a “Change of Control Notice Date”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of (A) one (1) Trading Day prior to the date of consummation of such Change of Control or (B) twenty (20) Trading Days after the date of receipt of such Change of Control Notice (C) twenty (20) Trading Days after the date of the announcement of such Change of Control if a Change of Control Notice was not delivered to the Holder prior to such announcement or (D) twenty (20) Trading Days after the date on which the Holder became aware of a Change of Control if a Change of Control Notice was not delivered to the Holder (such later date, the “Change of Control Redemption Right End Date”), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”, and any such redemption, a “Change of Control Redemption”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem and the remaining Conversion Amount the Holder is electing to convert and take in Reference Property. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into (i) Common Stock pursuant to Section 3 if such conversion is prior to the Change of Control Date or (ii) Reference Property pursuant to this Section 5(b) if such conversion is on or after the Change of Control Date. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control Redemption Premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Company Change of Control Redemption Right. Notwithstanding anything in Section 5(a) or Section 5(b) to the contrary, as long as no Event of Default has occurred and is continuing, in connection with a Change of Control, the Company shall have the right, at any time during the period commencing on the applicable Change of Control Notice Date through, and including, the fifth (5th) Trading Day immediately prior to the applicable Change of Control Redemption Right End Date, by delivery of a written notice (the “Forced Change of Control Redemption Notice”) to the Holder, to require the Holder to elect to effect a Change of Control Redemption in connection therewith (or, at the option of the Holder, to receive Reference Property (as defined below), in whole or in part, with respect thereto). If the Company properly delivers a Forced Change of Control Redemption Notice in accordance with this Section 5(c), the Holder shall receive upon consummation of the Change of Control, at such Holder’s election, to be made by delivery of a notice to the Company stating such election (the “Forced Change of Control Election Notice”) to be delivered to the Company within the time periods of Section 5(b) for delivery of Change of Control Redemption Notice, (i) cash in an amount equal to the Change of Control Redemption Price in a Change of Control Redemption (with a Change of Control Redemption Notice being deemed to have been delivered to the Company as of the date of delivery of such Forced Change of Control Election Notice) or (ii) the kind and amount of cash, securities or other property receivable upon such Change of Control had the Conversion Amount been converted at the Conversion Price in accordance with Section 3(c) immediately prior to such Change of Control (without regard to any limitations on the conversion of this Note) (the “Reference Property”), after which this Note shall be deemed repaid in full and cancelled.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 and Section 15 below and not in duplication thereof, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction, other than a Change of Control, pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the quotient of (x) the Conversion Amount divided by (y) the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. ADJUSTMENTS TO CONVERSION PRICE.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6 or Section 15, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6 or Section 15, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(c) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. INSTALLMENT CONVERSION OR REDEMPTION.

(a) General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (a “Installment Conversion”); provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8; and provided, further that, if an Equity Conditions Failure exists, the Company shall pay the entire Installment Amount as an Installment Redemption (unless such Equity Conditions Failure is waived by the Holder). On the date which is at least ten (10) Trading Days, but no more than twenty (20) Trading Days prior to each Installment Date, the Company shall deliver written notice (each, a “Installment Notice” and the date all of the holders receive such notice is referred to as to the “Installment Notice Date”), to each holder of Notes and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such holder’s Note shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem for cash pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date; provided, however, that to the extent that payment of the Installment Amount, in whole or in part, pursuant to an Installment Conversion would result in a breach of Section 3(d), then the Company shall be required to redeem for cash the applicable Installment Amount pursuant to an Installment Redemption to the extent of such excess portion of such Installment Amount that, if converted in an Installment Conversion, would otherwise result in a breach of Section 3(d) (including, without limitation, during the applicable Interim Installment Period (as defined below). Each Installment Notice shall be irrevocable. Failure to deliver or timely deliver an Installment Notice shall not constitute an Event of Default with respect to a particular Installment Date, however, upon any such failure the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. Except as expressly provided in this Section 8(a), the Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8 and the corresponding Installment Amounts of the Other Notes pursuant to the corresponding provisions of the Other Notes in the same ratio of the applicable Installment Amount being converted and/or redeemed hereunder (other than adjustments required to comply with Section 3(d)). The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 8(c). Notwithstanding anything in this Section 8 to the contrary, for any Installment Amount payable prior to April 1, 2021, the Installment Amount is required to be paid in cash pursuant to an Installment Redemption and shall not be paid pursuant to an Installment Conversion (regardless of whether the Company delivers or fails to deliver any Installment Notice).

(b) Mechanics of Installment Conversion. Subject to Section 3(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 8(a), then the remainder of this Section 8(b) shall apply. If the Equity Conditions are satisfied (or waived in writing by the Holder) on the applicable Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note, the applicable Installment Conversion Amount, if any, shall be converted on such Installment Date at the applicable Installment Conversion Price and the Company shall, on such Installment Date, (A) (1) provided that the Transfer Agent is participating in FAST and the 144 Rep Condition has been satisfied credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such Installment Conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST or the 144 Rep Conditions has not been satisfied, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Installment Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such Installment Conversion (delivery being deemed to occur upon delivery of such certificate to such reputable overnight courier) (subject to the reduction contemplated by the immediately following sentence and, if applicable, the penultimate sentence of this Section 8(b)) and (B) in the event of the Conversion Floor Price Condition, the Company shall deliver to the Holder the applicable Installment Conversion Floor Amount. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure then existed or occurred between the applicable Installment Notice Date and any time to and including the applicable Installment Date (the “Interim Installment Period”), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Note (other than pursuant to Section 3(d)(i)), then, at the option of the Holder designated in writing to the Company on or prior to the Installment Date, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within two (2) Business Days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to the Redemption Premium of such Designated Redemption Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such voided unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which the Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which the Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. If the Company fails to pay any Designated Redemption Amount by the third (3rd) Business Day following the applicable Installment Date by payment of such amount by such date, then the Holder shall have the rights set forth in Section 11(a) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(iv)). Notwithstanding anything to the contrary in this Section 8(b), but subject to 3(d), until the Company delivers Common Stock representing the Installment Conversion Amount to the Holder, the Installment Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Conversion Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock in any Installment Conversion hereunder.

(c) Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 8(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to the Holder of immediately available funds in an amount equal to 100% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation as if such date were an Installment Date). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 11.

(d) Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, with respect to any given Installment Date, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than 4:00 p.m. New York time on the Trading Day immediately prior to such Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each, a “Deferral”) until the immediately subsequent Installment Date, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount and such Deferral Amount shall continue to accrue Interest hereunder. Any notice delivered by the Holder pursuant to this Section 8(d) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

(e) Acceleration of Installment Amounts. Notwithstanding anything herein to the contrary, during the period commencing on an Installment Date (a “Current Installment Date”) and ending on, and including, the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), if the Company elects to effect (or is deemed to have elected to effect) an Installment Conversion, in whole or in part, with respect to such Current Installment Date, at the option of the Holder, at one or more times, the Holder may convert any portion of any Deferral Amount (other than such portion of the Installment Amount for such Current Installment Date in which the Company elected in the Installment Notice for such Current Installment Date to satisfy in an Installment Redemption) (each, an “Acceleration”, and each such amount, an “Acceleration Amount”), in whole or in part, into shares of Common Stock in accordance with the conversion procedures set forth in Section 3 hereunder (with the applicable Installment Acceleration Price for such Conversion Date replacing “Conversion Price” and the applicable Acceleration Amount replacing “Conversion Amount” for all purposes therein, mutatis mutandis (each such date, an “Acceleration Date”); provided, that if such Installment Acceleration Price is less than the greater of (x) the Floor Price and (y) 90% of the applicable Installment Conversion Price for such Current Installment Date (each, an “Installment Acceleration Floor Price”, and each such event, a “Floor Price Event”), the Acceleration Amount shall alternatively be paid by the Company to the Holder in cash pursuant to an Installment Redemption hereunder in accordance with Section 8(c) above, mutatis mutandis, with such Deferral Amount subject to such Acceleration deemed to be the “Installment Redemption Amount” thereunder with a deemed “Installment Date” as of such Acceleration Date. Notwithstanding the foregoing, (i) if a Floor Price Event exists with respect to an Acceleration hereunder either (A) the Holder may, at its option, by delivery of written notice to the Company, increase the Installment Acceleration Price for such Acceleration Date to the Installment Acceleration Floor Price for all, or any part, of the Acceleration Amount of such Acceleration, which portion of such Acceleration Amount shall be converted into shares of Common Stock in accordance with this Section 8(e) at such new Installment Acceleration Price (as so adjusted) and the Company shall pay the Holder the applicable Installment Acceleration Floor Amount with respect thereto or (B) the Company and the Holder, by joint written consent, may waive the applicable Installment Acceleration Floor Price (but not to an amount less than the Floor Price) for all, or any part, of the Acceleration Amount of such Acceleration, which portion of such Acceleration Amount shall be converted into shares of Common Stock at the Installment Acceleration Price on such Conversion Date in accordance with this Section 8(e) without regard to the Installment Acceleration Floor Price; provided, that, in each case, any portion of such Acceleration Amount not converted pursuant to this clause (i) shall be satisfied in cash pursuant to an Installment Redemption as provided above, and (ii) with respect to any given Installment Period, the Holder may not elect to effect any Acceleration (a “Current Acceleration”) during such Installment Period if the sum of (A) the Acceleration Amounts with respect to Accelerations previously consummated by the Holder during the applicable Installment Period and (B) the Acceleration Amount of such Current Acceleration, collectively, exceeds the Installment Amount with respect to such Current Installment Date (after giving effect to any Deferrals to such Current Installment Date, but excluding any Deferrals from such Current Installment Date to a future Installment Date), or such greater amount as the Company may approve in writing from time to time.

9. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after sixty (60) calendar days following the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

10. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 8,854,167 shares of Common Stock to effect the conversion, including without limitation, Installment Conversions, Alternate Conversions and Accelerations, of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) (the “Required Reserve Amount”). The Required Reserve Amount shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 10(b); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 10(a) or this Section 10(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

11. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Installment Redemption Price to the Holder in cash on the applicable Installment Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder, at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, at the option of the Holder and upon delivery of this Note to the Company, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by or shall reflect (as the case may be) an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 11, if applicable) but excluding any amounts by which the Redemption Price was increased as a result of amounts owed to the Holder under any of the other Transaction Documents as described in the third preceding sentence above minus (2) the Principal portion of the Conversion Amount submitted for redemption. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day after its receipt thereof, forward to the Holder by electronic mail and overnight courier a copy of such Other Redemption Notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

12. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

13. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be effectively senior to all other Indebtedness of the Company and its Subsidiaries to the extent of the value of the Collateral (other than Permitted Indebtedness secured by Permitted Liens).

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than cash dividends and distributions by any Subsidiary to the Company or any wholly-owned U.S. Subsidiary of the Company that has executed and delivered to the Collateral Agent both the Security Agreement (becoming an additional grantor thereunder) and the Guaranty (each, a “Grantor Subsidiary”).

(f) Restriction on Transfer of Assets. Other than a Fundamental Transaction undertaken in compliance with Section 5(a), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and product in the ordinary course of business and (iii) sales or dispositions of equipment no longer required for the operation of business or which is worn out or obsolete.

(g) Maturity of Indebtedness. Except as set forth on Schedule 13(g), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(h) Change in Nature of Business. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided that the Company shall not be required to preserve the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and Subsidiaries, taken as a whole.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the material provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action reasonably necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are reasonably necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. Other than in respect of transactions between the Company and a Grantor Subsidiary, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.

(o) New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, but only to the extent required by Section 5(m) of the Security Agreement, the Company shall cause such New Subsidiary to execute, and deliver to each holder of Notes, all Security Documents (as defined in the Securities Purchase Agreement) and Guaranties (as defined in the Securities Purchase Agreement), substantially in all material respects in the same form as those documents which have been executed in connection herewith, as reasonably requested by the Collateral Agent or the Required Holders (as defined in the Securities Purchase Agreement), as applicable. The Company shall also deliver to the Collateral Agent an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Collateral Agent and the Required Holders covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Company’s obligations, executing and delivering the Security Document and the Guaranties and any other matters that the Collateral Agent or the Required Holders may reasonably request. The Company shall deliver, or cause the applicable Subsidiary to deliver to the Collateral Agent, each of the physical stock certificates of such New Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent and the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

(p) Change in Collateral; Collateral Records. The Company shall (i) give the Collateral Agent not less than thirty (30) days’ prior written notice of any change in the location of any Collateral (as defined in the Security Documents), other than to locations set forth in the Perfection Certificate (as defined in the Securities Purchase Agreement) hereto and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder and holders of the Other Notes from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent or any Holder may reasonably require, designating, identifying or describing the Collateral. For the avoidance of doubt, if anything in this Section 13(p) conflicts with the terms of the Security Agreement, the terms of the Security Agreement shall govern, and shall be incorporated by reference herein, mutatis mutandis..

(q) Controlled Accounts.

(i) General. The Company shall establish and maintain cash management services of a type and on terms reasonably satisfactory to Holder at and each bank listed on Schedule 13(q)(i) attached hereto (each a “Controlled Account Bank”) and cause all cash and cash equivalents of the Company or any of its Subsidiaries to be held in Accounts (as defined in the Security Agreement) at one or more Controlled Account Banks in accordance therewith. Subject to the foregoing, the Company shall establish and maintain Controlled Account Agreements with the Collateral Agent (as each such term is defined in the Security Agreement) and each Controlled Account Bank, in form and substance reasonably acceptable to the Collateral Agent and the Required Holders, with respect to each account maintained at such bank on behalf of Company and/or its Subsidiaries (each such account a “Controlled Account” and collectively, the “Controlled Accounts”), including, without limitation, the Operating Accounts (as defined below). Each such Controlled Account Agreement shall provide, among other things, that (A) upon the occurrence of an Event of Default, the Controlled Account Bank will comply with any and all instructions originated by the Collateral Agent directing the disposition of the funds in the Controlled Accounts without further consent by the Company or any such Subsidiaries, (B) the Controlled Account Bank waives, subordinates or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) upon the occurrence of an Event of Default, with respect to each Controlled Account (collectively, the “Operating Accounts”), upon the instruction of Collateral Agent (an “Activation Instruction”), the Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to the Operating Accounts other than instructions, directions or orders originated by Collateral Agent. The Collateral Agent shall not issue an Activation Instruction with respect to the Operating Accounts unless an Event of Default has occurred and is continuing at the time such Activation Instruction is issued.

(ii) Additional Controlled Account Agreements. If at any time on or after the Closing Date, the average daily balance of any Account of the Company or any of its Subsidiaries that is not subject to a Controlled Account Agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Required Holders, in favor of the Collateral Agent exceeds $50,000 (the “Maximum Per Account Free Cash Amount”) during any calendar month (including the calendar month in which the Closing Date occurs), the Company shall either (x) within fourteen (14) calendar days following the last day of such calendar month, deliver to the Collateral Agent a Controlled Account Agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Company and the depositary bank in which such Account is maintained or (y) within two (2) Business Days following such date, effect a transfer to a Controlled Account of a cash amount sufficient to reduce the amount of the Company’s or the applicable Subsidiary’s cash held in such Account to an amount not in excess of the Maximum Per Account Free Cash Amount.

(iii) Maximum Free Cash Amount. Notwithstanding anything to the contrary contained in Section 13(q)(ii) above, and without limiting any of the foregoing, if at any time on or after the Closing Date, the total aggregate amount of the Company’s and any of its Subsidiaries, in the aggregate, cash that is not held in a Controlled Account exceeds $100,000 (the “Maximum Free Cash Amount”), the Company shall within two (2) Business Days following such date, effect a transfer to a Controlled Account of a cash amount sufficient to reduce the total aggregate amount of the Company’s and its Subsidiaries’, as applicable, cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

(iv) For the avoidance of doubt, if anything in this Section 13(q) conflicts with the terms of the Security Agreement, the terms of the Security Agreement shall govern, and shall be incorporated by reference herein, mutatis mutandis.

(r) Financial Covenants; Announcement of Operating Results.

(i) Available Cash Test. At any time any Notes remains outstanding, the Company’s Available Cash as of the last day of each calendar month, commencing on July 1, 2020, shall equal or exceed $8 million (the “Available Cash Test”), which amount shall be reduced by $1 million for each $3 million of Principal paid or otherwise converted pursuant to the terms of this Note (whether upon an Installment Redemption, Installment Conversion, Conversion or redemption), subject all cases to a minimum of $5 million of Available Cash.

(ii) Cash Burn. At any time any Notes remains outstanding, with respect to any given calendar month (each, a “Current Calendar Month”) (x) the Available Cash on the last calendar day in such Current Calendar Month (each, a “Financial Test Measuring Date”) shall be greater than or equal to (A) the Available Cash on the last calendar day of the month six months prior to such Current Calendar Month less (B) $8 million, (y) the Available Cash on the applicable Financial Test Measuring Date shall be greater than or equal to (A) the Available Cash on the last calendar day of the month three month prior to such Current Calendar Month less (B) $4.5 million, and (z) the Available Cash on the applicable Financial Test Measuring Date shall be greater than or equal to (A) the Available Cash on the last calendar day of the month one month prior to such Current Calendar Month less (B) $2.5 million, (the “Cash Burn Test”, and together with the Available Cash Test, each a “Financial Test”).

(iii) Operating Results Announcement. On or prior to the first (1st) calendar day after each Financial Test Measuring Date (each such date, a “Certification Date”), the Company shall provide to the Holders a certification (each, a “Certification Notice”), executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not that the Company has satisfied each Financial Test for such Financial Test Measuring Date (and, if a Financial Test has not been met, which Financial Test has not been satisfied) and that such Certification Notice either (x) does not constitute material non-public information or (y) has concurrently been publicly disclosed as part of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K or on a Current Report on Form 8-K, or otherwise, (each, a “Financial Covenant Filing”). For the avoidance of doubt, on each Certification Date, solely if a Financial Test has not been satisfied for such applicable Financial Test Measuring Date, the Company shall publicly disclose (as part of a Financial Covenant Filing), that such Financial Test has (or Financial Tests have) not been satisfied for such applicable Financial Test Measuring Date (each, a “Financial Covenant Failure Filing”). Each Financial Covenant Failure Filing shall also include the applicable Certification Notice and specify (x) that the Company is in breach of such applicable Financial Test(s) for such Financial Test Measuring Date with specificity and (y) the fact that an Event of Default has occurred under the Notes. From and after each Financial Covenant Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection herewith on or prior to the time of such applicable Financial Covenant Filing.

(s) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel (subject to applicable law), offices and other facilities and properties of the Company and its Subsidiaries. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested. Notwithstanding anything contained herein: (i) the use of the Independent Investigator in any sole instance shall not cost the Company and its Subsidiaries in excess of $50,000; (ii) the use of the Independent Investigator in the aggregate while the Notes are outstanding shall not cost the Company and its Subsidiaries in excess of $100,000; (iii) the use of the Independent Investigator shall not be more than twice per fiscal year regardless of the number of Events of Default occurring; (iv) the Independent Investigator shall not be permitted to access the Company and its Subsidiaries, its books and records and its officers, directors, key employees and independent public accountants or any of them for greater than thirty (30) days in any fiscal year; and (v) the Company may assert privilege or confidentiality over any information requested by the Independent Investigator and, so long as such assertion is reasonably made, the failure to provide such information shall not constitute an Event of Default hereunder.

14. SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement, the other Security Documents and the Guaranties).

15. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 6, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

16. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Company and the Required Holders (as defined in the Securities Purchase Agreement) shall be required for any amendment, modification or waiver to this Note. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Other Notes; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 16. From the date hereof and while any Notes are outstanding, the Company shall not (i) treat any holder of Notes in a manner that is more favorable than to any other similarly situated holders of Notes, or (ii) treat any holder(s) of Notes in a manner that is less favorable than any other holder of Notes (the “Equal Treatment Condition”).

17. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

18. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), accrued and unpaid Interest and Late Charges applicable to such new Note, when added to the Interest and Late Charges applicable to such other new Notes issued in connection with such issuance, does not exceed the accrued and unpaid Interest and Late Charges applicable to this Note immediately prior to such issuance of new Notes), from the Issuance Date.

19. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Except as otherwise expressly provided for in the Transaction Documents, the Company shall not be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

20. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

21. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 3(d).

23. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Market Price, an Alternate Conversion Price, a Conversion Price, an Installment Conversion Price, an Installment Acceleration Price, an Installment Acceleration Floor Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail and overnight courier (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Market Price, such Alternate Conversion Price, such Conversion Price, such Installment Conversion Price, such Installment Acceleration Price, such Installment Acceleration Floor Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may with the consent of the Company (not to be unreasonably withheld or delayed), select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 23 and (iv) nothing in this Section 23 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

24. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least five (5) Trading Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to the Holder’s wire transfer instructions previously provided. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due ((except to the extent such unpaid amount is then accruing Interest at the Default Rate or if it is itself a Late Charge, in which case no additional Late Charges thereon shall accrue hereunder) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the Default Rate from the date such amount was due until the same is paid in full or such failure or default is cured or waived, as applicable (each, a “Late Charge”). Notwithstanding any terms or conditions hereof, and for greater certainty: (i) Late Charges owing or payable in respect of Transaction Documents (other than this Note) shall not, other than at the election of the Company in its sole discretion, be convertible into Common Shares hereunder; (ii) any amount outstanding hereunder accruing Interest at the Default Rate shall not ever simultaneously accrue Late Charges hereunder, (iii) unpaid Late Charges shall accrue, but shall not compound, hereunder, and (iv) any accrued and unpaid Late Charges outstanding as of any given Interest Date shall, unless earlier paid at the election of the Company, be due and payable in cash on such Interest Date.

25. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

27. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

28. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

29. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (ii) the greater of (x) the Floor Price then in effect and (y) 80% of the Market Price as of such Alternate Conversion Date with respect thereto.

(e) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) such portion of the Conversion Amount that is to be converted into shares of Common Stock in such applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(f) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(g) “Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the Cash of the Company and its U.S. Subsidiaries (excluding for this purpose cash held in restricted accounts or otherwise unavailable for unrestricted use by the Company or any of its U.S. Subsidiaries for any reason) as of such date of determination held in bank accounts of financial banking institutions in the United States of America.

(h) “Bloomberg” means Bloomberg, L.P.

(i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(j) “Cash” of the Company and its Subsidiaries on any date shall be determined from such Persons’ books maintained in accordance with GAAP, and means, without duplication, the cash and cash equivalents accrued by the Company and its wholly owned, direct and indirect, U.S. Subsidiaries on a consolidated basis on such date.

(k) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (iv) in connection with any bona fide strategic or commercial acquisitions, mergers, licensing arrangements, and strategic partnerships (each, a “Strategic Transaction”) in which (x) the Company has complied in all respects with the terms and conditions of Section 5(a) hereof and (y) with respect to all Strategic Transactions in any given six month rolling period, the holders of the voting power of the Company (or the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities)) prior to any such Strategic Transaction in such six month period are, in all material respects, the holders of at least 70% of the voting power of the Company (or the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities)) after all Strategic Transactions in such six month period.

(l) “Change of Control Redemption Premium” means 115%.

(m) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(n) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(o) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(p) “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price or Installment Conversion Price, as applicable, is being determined based on clause (x) of such definitions.

(q) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(r) “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns more than 50% of the outstanding capital stock, equity or similar interest of such Person or (ii) controls all or substantially all of the business, operations or administration of such Person, and each of the foregoing, collectively, “Current Subsidiaries”.

(s) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(t) “Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination all Underlying Securities (as defined in the Securities Purchase Agreement) shall be eligible for sale pursuant to Rule 144 (as defined in the Securities Purchase Agreement) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes) and no Current Public Information Failure (as defined in the Securities Purchase Agreement) exists or is continuing; (ii) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market be reasonably likely to occur in the sixty (60) calendar day period immediately following such date of determination); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any Underlying Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes) and no Current Public Information Failure exists or is continuing; (viii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (xi) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed), as applicable, in the event requiring this determination at the Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would reasonably be likely to constitute an Event of Default; (xiii) no bone fide dispute shall exist, by and between any of holder of Notes and the Company, on the one hand, and the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA, on the other hand, with respect to any term or provision of any Note or any other Transaction Document, (xiv) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market and (xv) as of such time of determination a prime broker is available to the Holder to clear shares of Common Stock.

(u) “Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the applicable Installment Notice Date through the later of the applicable Installment Date and the date on which the applicable shares of Common Stock are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(v) “Floor Price” means $1.92.

(w) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(x) “GAAP” means United States generally accepted accounting principles, consistently applied.

(y) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(z) “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(aa) “Installment Acceleration Price” means, with respect to a particular Acceleration Date, the lower of (i) the Conversion Price then in effect and (ii) 90% of the Market Price as of such Acceleration Date.

(bb) “Installment Acceleration Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Acceleration Date and (II) the applicable Installment Acceleration Floor Price and (B) the difference obtained by subtracting (I) the quotient obtained by dividing (x) such portion of the Acceleration Amount that is to be converted into shares of Common Stock in such applicable Acceleration, by (y) the applicable Installment Acceleration Floor Price from (II) the quotient obtained by dividing (x) such portion of the Acceleration Amount that is to be converted into shares of Common Stock in such applicable Acceleration, by (y) the applicable Installment Acceleration Price.

(cc) “Installment Amount” means the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, 110% of the lesser of (x) the Installment Scheduled Principal Amount and (y) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, 110% of the Principal amount then outstanding under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption or Deferral), (B) any Deferral Amount deferred pursuant to Section 8(d) and included in such Installment Amount in accordance therewith, (C) any Acceleration Amount accelerated pursuant to Section 8(e) and included in such Installment Amount in accordance therewith and (D) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid Interest as of such Installment Date under this Note, if any, and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder. For the avoidance of doubt, the 10% premium in clause (i) hereunder to the Principal included in any Installment Amount shall, only upon the conversion in an Installment Conversion or Acceleration or redemption in an Installment Redemption, as applicable, be recorded on the books and records of the Company as additional Interest that accrued upon such Installment Conversion or Acceleration or Installment Redemption, as applicable, and was paid with respect to such Installment Conversions or Acceleration or Installment Redemption, as applicable, hereunder upon the consummation of such Installment Conversion or Acceleration or Installment Redemption hereunder and not as additional Principal being converted and/or redeemed hereunder at such time.

(dd) “Installment Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Installment Date and (II) the applicable Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Installment Conversion from (II) the quotient obtained by dividing (x) such portion of the Conversion Amount that is to be converted into shares of Common Stock in such applicable Installment Conversion, by (y) the applicable Installment Conversion Price without giving effect to clause (x) of such definition.

(ee) “Installment Conversion Price” means, with respect to a particular Installment Date, the lower of (i) the Conversion Price then in effect and (ii) the greater of (x) the Floor Price then in effect and (y) 90% of the Market Price as of such Installment Date.

(ff) “Installment Date” means (i) October 1, 2020, (ii) thereafter, the first Trading Day of the calendar month immediately following the previous Installment Date until the Maturity Date, and (iii) the Maturity Date.

(gg) “Installment Scheduled Principal Amount” means (x) with respect to the Installment Dates from, and including, October 1, 2020 through, and including, January 4, 2021, $500,000, (y) with respect to the Installment Dates from, and including, February 1, 2021 through, and including, June 1, 2021, $825,000 and (z) with respect to Installment Dates from, and including, July 1, 2021 through, and including, the Maturity Date, $1,000,000.

(hh) “Interest Date” means, with respect to any given calendar month, the earlier of (i) the Business Day following the date of cure of the applicable Event of Default with respect thereto, if any, and (ii) (x) if prior to the initial Installment Date or after the Maturity Date, the first Trading Day of such calendar month or (y) if on or after the initial Installment Date, but on or prior to the Maturity Date, such Installment Date, if any, in such calendar month.

(ii) “Market Price” means, as of any time of determination, the lower of (x) the VWAP of the Common Stock as of the Trading Day immediately preceding the applicable date of determination and (y) the quotient of (A) the sum of the VWAP of the Common Stock for each of the two (2) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable date of determination, divided by (B) two (2). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(jj) “Maturity Date” shall mean June 1, 2023; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(kk) “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns more than 50% of the outstanding capital stock, equity or similar interest of such Person or (ii) controls all or substantially all of the business, operations or administration of such Person, and each of the foregoing, collectively, “New Subsidiaries;” provided however, that New Subsidiary shall include solo sciences inc. upon the earlier to occur of (A) the Company has exercised and closed (including payment in full to the shareholders of solo sciences inc.) on its option to acquire the remaining shares of solo sciences inc. (the “Solo Option”) pursuant to Section 9.11 of the Stock Purchase Agreement dated November 25, 2019 by and between the Company, solo sciences inc. and the shareholders of solo sciences inc. (the “Solo Stock Purchase Agreement”) or (B) the right of the shareholders of solo sciences inc. to repurchase up to 55% of the shares of common stock of solo sciences inc. owned by the Company pursuant to Section 9.12 of the Solo Stock Purchase Agreement has expired unexercised.

(ll) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(mm) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(nn) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, as in effect as of the Subscription Date, (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, (iv) unsecured, subordinated Indebtedness in an amount not to exceed $500,000 at any one time outstanding (in addition to any amounts incurred pursuant to clause (iii)), (v) Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Subsidiary owing to the Company or another Subsidiary, (vi) Indebtedness incurred by the Company or any Subsidiary in respect of workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations or property, casualty, liability or other insurance, and statutory, appeal, completion, export, import, customs, revenue, performance, bid, surety, reclamation, remediation and similar bonds and completion guarantees (not for borrowed money) provided in the ordinary course of business, (vii) Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or capital stock of any Subsidiary in each case, not in excess of 25% of the actual cash purchase price of such business, assets or capital stock paid to the Company, (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence, and (ix) Indebtedness in the form of letters of credit or letters of guarantee and reimbursement obligations in the ordinary course of business relating to letters of credit or letters of guarantee that are satisfied within 30 days of being drawn.

(oo) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $100,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(x).

(pp) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(qq) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(rr) “Principal Market” means the Nasdaq Capital Market.

(ss) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Installment Notices with respect to any Installment Redemption and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(tt) “Redemption Premium” means 115%.

(uu) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices and the Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(vv) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(ww) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes, as may be amended from time to time.

(xx) “Security Agreement” shall have the meaning as set forth in the Securities Purchase Agreement.

(yy) “Subscription Date” means June 7, 2020.

(zz) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(aaa) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bbb) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ccc) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ddd) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $500,000.

(eee) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

32. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 32 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.

33. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

AKERNA CORP.

By:
Name:
Title:

Senior Convertible Note - Signature Page

EXHIBIT I

AKERNA CORP.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Akerna Corp., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $[ ] par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

☐	If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

☐	If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use _________ as the Installment Acceleration Price related to the following Installment Date:____________.

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery of such Common Stock as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

_________________________

Name of Registered Holder

By:
Name:
Title:

Tax ID:__________________________

E-mail Address:

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

AKERNA CORP.

By:
Name:
Title: